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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 2,200,000 shares of Common Stock under the Glenayre 1996 Incentive Stock Plan of our report dated January 30, 1998, with respect to the consolidated financial statements and schedules of Glenayre Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP


Charlotte, North Carolina
June 9, 1998